The MONY Group Inc.	News Release
1740 Broadway	MEDIA CONTACTS:
New York, NY 10019	Doug Myers 212 708 2472
212 708 2472	Christopher Breslin 212 708 2435
212 708 2399 Fax	INVESTOR CONTACT:
Jay Davis 212 708 2917

The MONY Group Inc. Reports First Quarter 2003 Results

NEW YORK (May 8, 2003) — The MONY Group Inc. (NYSE: MNY) today reported results for its first fiscal quarter ended March 31, 2003.

Adjusted operating income for the quarter ended March 31, 2003 was $3.4 million or $0.07 per share, which included a gain from an insurance settlement from the events of September 11th of $2.6 million or $0.05 per share. Including a net after-tax venture capital loss of $5.2 million or $0.11 per share, the company reported a $1.8 million or $0.04 per share adjusted operating loss for the quarter. Net income for the quarter, which includes $9.4 million or $0.20 of after-tax net realized gains from investments, was $7.6 million or $0.16 per share.

Adjusted operating income for the first quarter of 2002 was $11.9 million or $0.24 per share. Adjusted operating income including net after-tax venture capital income of $3.3 million or $0.07 per share was $15.2 million or $0.31 per share. Net income for the first quarter of 2002 was $14.3 million or $0.29 per share after a $0.9 million or $0.02 per share after-tax net realized loss from investments.

The company reported that during the quarter, life insurance and annuity sales increased, as it made further progress toward its goal of growing and diversifying its sources of revenue by expanding distribution channels and enhancing product offerings. Sales of life insurance and annuity products increased through the brokerage channels. Career agency sales of MONY Life’s annuity products also increased, and the career agency system overall continued to improve its productivity during the quarter. Advest’s private client group revenues and Enterprise mutual fund sales were lower, reflecting the impact of market and economic uncertainty during the quarter.

“While our results for the quarter continued to be affected by prevailing market conditions, we are seeing clear signs of success with regard to the strategic actions we have taken to grow revenues and improve profitability,” said Michael I. Roth, chairman and CEO, The MONY Group Inc. “We are seeing positive momentum across product areas and distribution channels, and are focused intensely on continuing this momentum over the rest of the year.”

An earnings summary is as follows:

($ in million except share data and per share amounts)

	Three Months Ended 3/31/03	Three Months Ended 3/31/02
($ millions After Tax)
Adjusted Operating Income (1) :	$3.4 (2)	$11.9
Net Income (Loss) From Venture Capital Investments	(5.2)	3.3

Adjusted Operating (Loss) Income Including Net Results From Venture Capital Investments	($1.8)	$15.2

Net Realized Gains (Losses) From Investments	9.4	(0.9)

Net Income	$7.6	$14.3

Diluted Per Share Amounts:
Adjusted Operating Income (1):	$0.07 (2)	$0.24
Net Income (Loss) From Venture Capital Investments	(0.11)	0.07

Adjusted Operating [Loss] Income Including Net Results From Venture Capital Investments	(0.04)	0.31

Net Realized Gains (Losses) From Investments	0.20	(0.02)

Net Income	$0.16	$0.29

Share Data:
Weighted Average Shares Outstanding	46,961,194	48,012,310
Plus: Incremental shares from assumed Conversion of dilutive securities	23,816	1,724,895

Weighted-average shares used in Diluted per share calculations	46,985,010	49,737,205

(1)	In addition to reporting and measuring the company’s results of operations based on net income/(loss) as determined in accordance with generally accepted accounting principles (GAAP), the company also reports what it refers to as “adjusted operating income/(loss)”, which, while derived from our results in accordance with GAAP, represents a non-GAAP financial measure. The company defines “adjusted operating income/(loss)” as net income/(loss) determined in accordance with GAAP excluding after –tax net realized gains/(losses) and the net after-tax results from the company’s venture capital investments. The company also reports “adjusted operating income” including the net after-tax results from the company’s venture capital investments which is also a non-GAAP financial measure. Both the company and many users of its financial information use these non-GAAP financial measures to evaluate the company’s operating performance.

(2)	Includes a gain from an insurance settlement from the events of September 11, 2001 of $2.6 million or $0.05 per share.

Highlights:

•	Annuity assets raised during the quarter rose by 46 percent, to $146 million. New life sales, including $33 million of corporate-owned life insurance, increased by 38 percent, to $67.4 million.

•	MONY Partners, the wholesaling operation for MONY Life Insurance Company, generated $6 million in new insurance sales (vs. $3 million in the first quarter of 2002) and $29 million in annuity sales (vs. $1 million in the first quarter of 2002) through the brokerage channel. This business began selling life insurance and annuity products in 2001.

•	Total career sales of both proprietary and non-proprietary protection and accumulation products were level with the prior year despite a year-over-year reduction in the number of financial professionals as part of the company’s plan to retain and focus on high-performing financial professionals.

•	The company, through Enterprise Fund Management, assumed management of approximately $170 million of money market funds previously managed by a third-party.

•	Advest launched the Lebenthal brand in Florida by renaming two branch offices there; the move is designed to help increase revenues by leveraging the strong brand equity enjoyed by Lebenthal in that market.

•	As of March 31, 2003, book value, excluding comprehensive income, was $41.44 per share.

Business Segments

Protection Segment

Through its protection segment, The MONY Group sells a wide range of life insurance products (including whole, term, universal, variable universal, survivorship universal, last survivor variable universal, group universal life and interest sensitive whole life) to higher-income individuals, particularly small business owners, family builders and pre-retirees as well as corporations through its U.S. Financial Life Insurance Company (USFL) and MONY Life Insurance Company subsidiaries.

Total new annualized and single life insurance premiums for the first quarter of 2003 were $67 million compared with $49 million in the first quarter of 2002. The growth was driven by higher sales of USFL’s products, of corporate-owned and bank-owned life insurance (COLI/BOLI) and of MONY Life’s individual insurance offerings through the brokerage channel.

U.S. Financial Life Insurance Co. (USFL) sales for the first quarter of 2003 increased to $15 million from $12 million during the first quarter of 2002.

Sales of corporate-owned life insurance (COLI) were $33 million during the first quarter of 2003 compared with $18 million during the first quarter of 2002.

MONY Life’s individual life insurance sales were flat quarter over quarter. Through MONY Partners, the brokerage channel generated $6 million in new insurance sales vs. $3 million in the prior year quarter, while the career agency system generated $12 million during the first quarter of 2003 compared with $15 million in the first quarter of 2002.

Accumulation Segment

The MONY Group distributes proprietary annuities and retail mutual funds through its career agency system, member companies and third-party broker-dealers.

New accumulation assets raised in the 2003 first quarter were $435 million compared with $444 million during the first quarter of 2002. Higher annuity sales by both the career agency system and brokerage channel were offset by lower mutual fund sales.

Accumulation assets under management were $7.9 billion compared with $7.7 billion as of December 31, 2002. The increase in assets was primarily due to net inflows during the period, including the transfer of $170 million in money market assets in MONY Securities Corp. brokerage accounts to Enterprise from an outside investment manager.

Annuity sales increased to $146 million during the first quarter of 2003 compared with $100 million for the first quarter of 2002. Sales of the company’s fixed annuity products were $54 million; the product was introduced in the second quarter of 2002. Variable annuity sales were $92 million vs. $100 million in the year-ago period. MONY Partners generated $22 million and $7 million of fixed and variable annuity sales, respectively, through the brokerage channel in the current quarter, while the career agency system generated $32 million and $85 million respectively.

The Enterprise Group of Funds had first-quarter sales of $289 million compared with $344 million in the first quarter of 2002. Enterprise mutual fund sales through third-party broker-dealers were $247 million compared with $270 million while sales through MONY Life’s career system were $42 million compared with $74 million during the first quarter of 2002.

Retail Brokerage & Investment Banking Segment

The Retail Brokerage and Investment Banking segment includes securities brokerage, trading, investment banking, trust and asset management services for high-net worth individuals and small to mid-size business owner clients primarily through MONY’s Advest and MONY Securities Corp. subsidiaries.

The Retail Brokerage and Investment Banking segment had revenues of $87 million for the first quarter of 2003 compared with $84 million during the first quarter of 2002.

The increase was largely due to higher revenues at Advest, which were $77 million compared with $73 million in the first quarter of 2002. Contributing to the increase was growth in Advest’s fixed-income business, which offset declines in private client group revenues.

Revenues for MONY Securities Corporation were $9 million compared with $11 million during the 2002 first quarter.

Business Outlook

“The fundamental improvements we made last year to sharpen the focus of each of our business units on achieving their revenue growth, expense management and profitability targets are clearly taking hold,” said Mr. Roth. “We expect to see further progress over the course of the year. With these improvements, we are positioned to achieve our 2003 goals if the positive market trends in recent weeks continue.”

Forward Looking Statements

This release contains forward-looking statements concerning the Company’s operations, economic performance, prospects and financial condition. Forward-looking statements include statements expressing management’s expectations, beliefs, estimates, forecasts, projections and assumptions and include all statements concerning the Company’s operations, economic performance, prospects and financial condition for 2003 and following years. The Company claims the protection afforded by the safe harbor for forward-looking statements as set forth in the Private Securities Litigation Reform Act of 1995. Forward-looking statements are subject to many risks and uncertainties. Actual results could differ materially from those anticipated by forward-looking statements due to a number of important factors including the following: we could have further venture capital losses; we could be subjected to further downgrades by rating agencies of our senior debt ratings and the claims-paying and financial-strength ratings of our insurance subsidiaries; we could be required to take a goodwill impairment charge relating to our investment in Advest if the market deteriorates further; we could have to accelerate amortization of deferred policy acquisition costs if market conditions continue to deteriorate; we could have to write off investments in certain securities if the issuers’ financial condition deteriorates; actual death-claim experience could differ from our mortality assumptions; the Company could have liability from as-yet-unknown litigation and claims; larger settlements or judgments than we anticipate could result in pending cases due to unforeseen developments; and changes in laws, including tax laws, could affect the demand for the Company’s products. The Company does not undertake to update or revise any forward-looking statement, whether as a result of new information, future events, or otherwise.

About The MONY Group Inc.

The MONY Group Inc. (NYSE: MNY), with approximately $55 billion in assets under management and administration, is a financial services firm that manages a portfolio of member companies. These companies include MONY Life Insurance Company, The Advest Group, Inc., Enterprise Capital Management, Matrix Capital Markets Group, Inc., Lebenthal, a division of Advest, Inc., and U.S. Financial Life Insurance Company. These companies manufacture and distribute protection, asset accumulation and retail brokerage products and services to individuals, corporations and institutions through advisory and wholesale distribution channels. Additional company information is available at www.mony.com.

Note: The MONY Group Inc. will host a conference call to discuss 1Q 2003 financial results at 9:00 a.m. (EST) on Thursday, May 8, 2003. The call can be heard via the Investor Relations link at www.mony.com.

SUPPLEMENTARY FINANCIAL INFORMATION

To assist interested parties in analyzing the Company’s consolidated financial results attached is the following supplemental information:

Exhibit I presents certain summary consolidated income statement data of The MONY Group prepared in accordance with generally accepted accounting principles for the three-month periods ended March 31, 2003 and 2002, along with a reconciliation of the company’s consolidated net income determined in accordance with generally accepted accounting principles to “adjusted operating income” and “adjusted operating income/(loss) including the net after-tax results from venture capital investments”. Both “adjusted operating income” and “adjusted operating income/(loss) including the net after-tax results from venture capital investments” represent non-GAAP financial measures. Both the company and many users of its financial information use these non-GAAP measures to evaluate the company’s operating performance.

Exhibit II presents certain summary consolidated balance sheet data of The MONY Group as of March 31, 2003, including book value per share excluding accumulated comprehensive income. Book value per share excluding accumulated comprehensive income is a statistic that many users of financial information consider when assessing the fair market value of a company.

Exhibit III presents information regarding new business generated by the company for the three-month periods ended March 31, 2003 and 2002. Management uses this information to measure its periodic sales production. The amounts presented with respect to life insurance sales represent annualized statutory-basis premiums. Annualized statutory-basis premiums in the Protection Products segment represent the total premium scheduled to be collected on a policy or contract over a twelve-month period. Pursuant to the terms of certain of the policies and contracts issued by the company, premiums and deposits may be paid or deposited on a monthly, quarterly, or semi-annual basis. Annualized statutory-basis premium does not apply to single premium paying business. All premiums received on COLI and BOLI business and single premium paying policies during the periods presented are included. Statutory basis premiums are used in lieu of GAAP basis premiums because, in accordance with statutory accounting practices, revenues from all classes of long-duration contracts are measured on the same basis, whereas GAAP provides different revenue recognition rules for different classes of long-duration contracts. The amounts presented with respect to annuity and mutual fund sales represent deposits made by customers during the periods presented

The information presented in Exhibit III should not be viewed as a substitute for revenues determined in accordance with GAAP. Revenues in accordance with GAAP related to product sales are generated from both current and prior period sales that are in-force during the reporting period. For protection products GAAP recognizes premium revenue when due from a policyholder. For accumulation products, GAAP revenues are a function of fee based charges applied to a contractholder’s account balance. Because of how revenues are recognized in accordance with GAAP, we do not believe GAAP revenues are meaningful in assessing the periodic sales production of a life insurance company and, accordingly, a reconciliation to GAAP revenues would not be meaningful

Exhibit I

THE MONY GROUP INC. AND SUBSIDIARIES

CONSOLIDATED INCOME STATEMENTS

($ in millions, except share data and per share amounts)	Three Months Ended March 31,
	2003	2002
Revenues:
Premiums	$166.8	$164.4
Universal life and investment-type product policy fees	53.0	49.0
Net investment income	175.1	189.7
Net realized gains/(losses) on investments	16.6	(2.4)
Group Pension Profits	—	7.7
Retail brokerage and investment banking revenues	94.6	90.8
Other income	37.0	38.2

	543.1	537.4
Benefits and Expenses:
Benefits to policyholders	196.3	190.7
Interest credited to policyholders’ account balances	33.9	27.9
Amortization of deferred policy acquisition costs	31.0	32.8
Dividends to policyholders	61.9	61.5
Other operating costs and expenses	213.2	203.4

	536.3	516.3
Income from continuing operations before income taxes	6.8	21.1
Income tax expense	1.5	6.8

Income from continuing operations	5.3	14.3
Discontinued operations:
Income from real estate to be disposed of, net of income tax benefit of $1.2 million	2.3	—

Net Income	$7.6	$14.3
Reconciliation of Net income to “Adjusted Operating Income/(Loss)” and to “Adjusted Operating Income/(Loss) including net after-tax results from venture capital investments”
Net Income	$7.6	$14.3
Adjustments:
Net realized (gains)/losses from investments (after tax)	(9.4)	0.9

Adjusted Operating (Loss) Income Including Net After-Tax Results From Venture Capital Investments	(1.8)	15.2
Net After-Tax Income (Loss) From Venture Capital Investments	5.2	(3.3)

Adjusted Operating Income	$3.4	$11.9

Diluted Per Share Amounts:
Net Income	$0.16	$0.29
Adjusted Operating (Loss) Income Including Net After-Tax Results From Venture Capital Investments	$(0.04)	$0.31
Adjusted Operating Income	$0.07	$0.24

Share Data:
Weighted-average Shares Outstanding	46,961,194	48,012,310
Plus: Incremental Shares from Assumed Conversion of Diluted Securities	23,816	1,724,895

Weighted-average Shares in Diluted Per Share Calculations	46,985,010	49,737,205

Exhibit II

SUMMARY CONSOLIDATED BALANCE SHEET DATA

($ in millions, except per share amounts)

As of March 31, 2003
Assets:
Invested assets (including cash and cash equivalents)	$12,967.2
Separate account assets	4,025.1
Other assets	2,984.6

Total assets	$19,976.9

Liabilities:
Policyholders’ liabilities	$11,121.5
Separate account liabilities	4,022.1
Short-term debt	7.0
Long-term debt	876.3
Other liabilities	1,947.0

Total liabilities	17,973.9

Shareholders’ equity:
Equity	1,947.0
Accumulated comprehensive income	56.0

Total shareholders’ equity	2,003.0

Total liabilities and shareholders’ equity	$19,976.9

Per share amounts:
Diluted book value per share	$42.63

Diluted book value per share (Ex. Accumulated Comprehensive Income)	$41.44

Exhibit III

SEGMENT INFORMATION1

The following chart presents MONY’s protection and accumulation sales for the quarter as well as revenue generated from the company’s retail brokerage and investment banking segment.

	Three-Month Period Ended 3/31/03	Three-Month Period Ended 3/31/02
New Business ($ millions)
Protection Products
Career Agency System	$12.3	$15.6
U.S. Financial Life Insurance Company	15.4	12.1
MONY Partners Brokerage and Other	6.3	2.8
COLI/BOLI	33.4	18.2

Total New Life Insurance Premiums	$67.4	$48.7

Accumulation Products
Variable Annuities[1]	$92	$100
Fixed Annuities[2]	54	—
Career Agency System – Mutual Funds	42	74
Third Party Distribution – Mutual Funds	247	270

Total Accumulation	$435	$444

Retail brokerage and investment banking revenues excluding interest ($ millions)
Retail Brokerage & Investment Banking
Advest[3]	$77.1	$73.3
MONY Securities Corp.	9.4	10.8
Other	0.9	0.3

Total Revenue	$87.4	$84.4

[1]	$85 million and $99 million sold through the career agency system, and $7 million and $1 million sold through the brokerage channel in 2003 and 2002, respectively.

[2]	$32 million sold through the career agency system and $22 million sold through the brokerage channel. MONY Life’s fixed annuity was introduced in June 2002.

[3]	Excludes interest income of $7.1 million and $6.4 million in 2003 and 2002, respectively.